EXHIBIT 23.3
                                                                    ------------



[GRAPHIC OMITTED]  GILBERT LAUSTSEN JUNG
[LOGO]             ASSOCIATES LTD.   Petroleum Consultants
                   4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
                   (403) 266-9500    Fax (403) 262-1855



                         INDEPENDENT ENGINEER'S CONSENT



                                RE:     PRIMEWEST ENERGY TRUST (THE "TRUST")
                                        ANNUAL REPORT ON FORM 40-F
                                        ------------------------------------



We hereby consent to the reference to our firm name and to the use of our reports dated January 1, 2003 evaluating the crude oil, natural gas, natural gas liquids and sulphur reserves attributable to properties owned by the Trust and PrimeWest Energy Inc. in the Annual Information Form of the Trust which forms part of the above-referenced Annual Report on Form 40-F.



                                        Yours truly,

                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.


                                        ORIGINALLY SIGNED BY

                                        /s/ Myron J. Hladyshevsky, P. Eng.
                                        ----------------------------------

                                        Myron J. Hladyshevsky, P. Eng.
                                        Vice-President


March 14, 2003
Calgary, Alberta